Exhibit 4.29

2006 BRIDGE WARRANT

To Purchase Common Stock of

SYNOVA HEALTHCARE GROUP, INC.

Original Issue Date: September 22, 2006

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.

Original Issue Date: September 22, 2006	Warrant No. 2006-

2006 BRIDGE WARRANT

TO PURCHASE SHARES OF COMMON STOCK

OF

SYNOVA HEALTHCARE GROUP, INC.

THIS IS TO CERTIFY THAT                      (the “Original Holder”), or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), those number of shares of the Common Stock of the Company as provided herein, at a purchase price per share (the “Initial Exercise Price”, subject to adjustment as provided herein) equal to $1.50. This Warrant is one of a series of warrants which may be issued by the Company and which are designated as the 2006 bridge warrants (collectively, the “2006 Bridge Warrants”).

1. Definitions.

As used in this Warrant, the following terms have the respective meanings set forth below:

“2006 Bridge Note” shall mean the 2006 Convertible Bridge Note issued by the Company to the Holders and certain other purchasers.

“2006 Bridge Warrants” has the meaning set forth in the opening paragraph of this Warrant.

“2006 Warrant Stock” shall mean all of the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of 2006 Bridge Warrants.

“Additional Shares of Common Stock” means all shares of Common Stock issued (or deemed to be issued as a result of any determination of shares issued on a fully-diluted basis) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable (i) to officers, directors, employees, strategic business partners of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Compensation Committee of the Board of Directors or the Board of Directors; or (ii) for which adjustment of the Exercise Price is made pursuant to Section 4.

“Agreed Rate” shall mean the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s base rate.

“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Common Stock” shall mean the Common Stock of the Company, $.001 par value per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (a) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption, and (b) shares of common stock of any successor or acquiring corporation (as provided in Section 4.5 hereof) received by or distributed to the holders of Common Stock in the circumstances contemplated by Section 4.5 hereof.

“Company” means Synova Healthcare Group, Inc., a Nevada corporation, and any successor corporation.

“Designated Office” shall have the meaning set forth in Section 9 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Exercise Date” shall have the meaning set forth in Section 2.1 hereof.

“Exercise Notice” shall have the meaning set forth in Section 2.1 hereof.

“Exercise Period” shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

“Exercise Price” shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

“Expiration Date” shall mean the second anniversary of the Original Issue Date.

“Fair Market Value” per share of Common Stock as of any specified date shall mean (a) if the Common Stock is publicly traded on such date, the then current market price per share or (b) if the Common Stock is not publicly traded on such date, (i) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (ii) if the Majority 2006 Bridge Warrant Holders object in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the appraised value per share as of such date, as determined by an investment bank chosen by the Majority 2006 Bridge Warrant Holders, the cost of which will be shared equally by the Company and the Majority 2006 Bridge Warrant Holders.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

“Holder” shall mean (a) with respect to this Warrant, the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose and (b) with respect to shares of Warrant Stock, the Person in whose name such Warrant Stock is registered on the books of the Company maintained for such purpose.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

“Majority 2006 Bridge Warrant Holders” means, with respect to a given determination, shall mean the holders of 2006 Bridge Warrants exercisable for more than fifty percent (50%) of the 2006 Warrant Stock issuable upon the exercise of all then outstanding 2006 Bridge Warrants.

“Opinion of Counsel” shall mean a written opinion of outside counsel experienced in Securities Act matters chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof.

“Original Issue Date” shall mean the date on which this Warrant was issued, as set forth on the cover page of this Warrant.

“Outstanding” shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Restricted Common Stock” shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

“SEC” shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act and other federal securities laws.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Subsidiary” shall mean any corporation, association or other business entity (a) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company, or (b) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

“Transfer” shall mean any disposition of any Warrant or Warrant Stock or of any interest therein, which would constitute a “sale” thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

“Warrant” and “Warrants” shall mean this Warrant and all Warrants issued upon transfer, division or combination of, or in substitution for, this Warrant.

“Warrant Price” shall mean an amount equal to (a) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (b) the Exercise Price as of the date of such exercise. The Warrant Price paid shall be rounded upward or downward to the nearest whole cent.

“Warrant Stock” shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2. Exercise Of Warrant.

2.1. Manner of Exercise.

(a) From and after the Original Issue Date, and until 5:00 P.M., Eastern Time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder’s election to exercise this Warrant (an “Exercise Notice”), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased pursuant to this Warrant, and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the “Exercise Date”). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

(b) The Company shall issue to the Holder a number of Shares of Common Stock calculated on the basis of the following formula: (i) $900,000 multiplied by thirty percent (30%) divided by (ii) the Exercise Price.

(c) Upon receipt by the Company of the Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as the exercising Holder shall request in the Exercise Notice and shall be registered in the name of the Holder or, subject to Section 8 below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

(d) Payment of the Warrant Price shall be made at the option of the Holder by delivery of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company or by wire transfer.

(e) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Subject to the provisions of Sections 2.1(d), all Warrants delivered for exercise shall be canceled by the Company.

2.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor on an after-tax basis.

2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the Exercise Date.

3. Transfer, Division And Combination.

3.1. Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney. Upon such surrender and delivery the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

3.2. Division and Combination. Subject to compliance with the applicable provisions of this Warrant, including, without limitation, Section 8, this Warrant may be divided or combined with other Warrants upon presentation thereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3. Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3.

3.4. Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4. Antidilution Provisions.

The number of shares of Common Stock for which this Warrant is exercisable, and the Exercise Price, shall be subject to adjustment from time to time as set forth in this Section 4.

4.1. Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of the Warrant shall be increased in proportion to such increase in outstanding shares.

4.2. Upon Combinations. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of the Warrant shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.3. Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), the Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

4.4. Deferral in Certain Circumstances. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event issuing to the Holder of the Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issue to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder’s right to receive such additional shares.

4.5. Notice of Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as herein provided:

(i) the Company shall compute the adjusted Exercise Price in accordance with Section 4 and shall prepare a certificate signed by the Controller or Chief Financial Officer of the Company setting forth the adjusted Exercise Price and number of shares of Common Stock for which this Warrant is exercisable and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose; and

(ii) a notice stating that the Exercise Price and number of shares of Common Stock for which this Warrant is exercisable has been adjusted and setting forth the adjusted Exercise Price and such adjusted number of shares shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders at their last addresses as they shall appear in the Warrant register.

4.6. Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in this Section 4, the holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

5. No Impairment; Regulatory Compliance And Cooperation; Notice Of Expiration.

5.1. No Impairment; Regulatory Compliance and Cooperation. The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

5.2. Notice of Expiration. The Company shall deliver to each Holder of Warrants on or before six months prior to the Expiration Date, but no earlier than nine months prior to the Expiration Date, advance notice of such Expiration Date.

6. Reservation And Authorization Of Common Stock; Registration With Or Approval Of Any Governmental Authority.

From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7. Notice Of Corporate Actions; Taking Of Record; Transfer Books.

7.1. Notices of Corporate Actions. In case:

(a) the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 4;

(b) the Company shall grant to the holders of its Common Stock or any other class of stocks or securities of the Company rights or warrants to subscribe for or purchase any shares of capital stock of any class;

(c) of any reclassification of the Common Stock or any other class of stocks or securities of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or any other class of stocks or securities of the Company, or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Warrant register, at least 10 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock, or such other holders of securities of the Company of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock, or such other holders of securities of the Company of record shall be entitled to exchange their shares of Common Stock, or such other securities for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7.1.

7.2. Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock or any preferred stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

7.3. Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8. Transfer Restrictions.

The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

8.1. Restrictions on Transfers. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated or otherwise disposed of or encumbered without compliance with the provisions of, and are otherwise restricted by the provisions of, the Securities Act and this Warrant. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

8.2. Restrictive Legends. (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGE, MORTGAGE, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT AND THE RULES AND REGULATIONS THEREUNDER.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF, AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN, A CERTAIN WARRANT,

DATED JULY         , 2006, ORIGINALLY ISSUED BY SYNOVA HEALTHCARE GROUP, INC. (THE “WARRANT”), PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF THE WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF SYNOVA HEALTHCARE GROUP, INC.”

(b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE WARRANT REPRESENTED BY THIS CERTIFICATE, AND THE STOCK ISSUABLE UPON EXERCISE HEREOF, MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.”

8.3. Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section 8.1 upon the transferability of this Warrant and the Restricted Common Stock and the legend requirements of Section 8.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

“THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTIONS 8.1 AND 8.2 HEREOF TERMINATED ON                     , 200    , AND ARE OF NO FURTHER FORCE AND EFFECT.”

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section 8 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).

8.4. Representation. The holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the holder’s own account and not as a nominee for any other party and for investment, and that the holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired by an “accredited investor” solely for such purchaser’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

9. Office Of The Company.

As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 1400 North Providence Road, Building II, Suite 6010, Media, Pennsylvania 19063. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by written notice given to all registered Holders at least ten (10) Business Days prior to the effective date of such change.

10. Dividends On Common Stock.

In the event any dividend is declared with respect to the Common Stock of the Company, the Company shall give the holder of this Warrant as not less than (30) days prior written notice of the record date established by the Board of Directors for such dividend in order to provide the holder with sufficient time to determine whether to exercise this Warrant as of a date prior to the record date and receive such dividend.

11. Miscellaneous.

11.1. Non-waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

11.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, sent by a recognized overnight courier service, or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

(b) if to the Company, at the Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

11.3. Indemnification. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

11.4. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11.5. Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

11.6. Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

11.7. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority 2006 Bridge Warrant Holders; provided, that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

11.8. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

11.9. Loss or Mutilation. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of/or affidavit of loss of the Original Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11.10. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

11.11. GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN MONTGOMERY COUNTY, PENNSYLVANIA, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.12. No Rights As A Stockholder. No rights as a stockholder of the Company shall accrue to the Holder of this Warrant until such Warrant is exercised in accordance with the provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

THE COMPANY:

Synova Healthcare Group, Inc.

By:
Name:
Title:

[SEAL]

Attest:

By:
Name:
Title:

ANNEX A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of              shares Common Stock of Synova Healthcare Group, Inc. and herewith makes payment therefor in             , all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                      whose address is                                          and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

(Warrant No.)

NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

ANNEX B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	Number of Shares of Common Stock

and does hereby irrevocably constitute and appoint                      attorney-in-fact to register such transfer onto the books of Synova Healthcare Group, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated: ______________________	Print Name: __________________________

Signature: ___________________________

Witness: ____________________________

Warrant No.: _________________________

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.